WE Securities, Inc.

            A Financial Communications and Investor Relations Company

SERVICE AGREEMENT

This agreement dated 8/8/00, is made By and Between WE Securities, Inc., whose address is 725 E. Jericho Tpke. #325 Huntington Station NY 11746, ("Company"), and eAutoclaims.com ("Client")


1. Services to be Rendered. Client hereby employs the Company to perform the following services in accordance with the terms and conditions set forth in this agreement:

A. Prepare an electronic profile using information received from Client, SEC fillings and Client's website to be displayed on our Internet website www.otcbbprofiles.com

B. Distributed the company profile electronically to our approximately 40,000 members.

C. Create and maintain an Internet presence on various online investment message boards. (Currently were active on twelve message board systems.)

D. Create and maintain a constant flow of information to Listserv groups, newsgroups and ICR accounting for thousands of readers.

E. Create and maintain a presence on approximately 12 investment clubs within the Yahoo investment community.

F. Prepare and distribute electronically, a press release announcing coverage of Client's company using M2 Press Wire which will be distributed to the top OTCBB and NASDAQ traded stocks.

G. Prepare and distribute electronically a mailing announcing coverage to our network of one hundred three (103) investment websites.

H. Prepare and distribute electronically a mailing announcing coverage to a select group of opt-in readers of Individual Investor or substitute list.

1. Prepare and distribute electronically a mailing announcing coverage to a select group of opt-in readers of Ticker Magazine or substitute list.

J. Prepare and distribute electronically a mailing announcing coverage to a select group of opt-in readers of Equity Alert or substitute list.

K. Prepare and distribute electronically a mailing announcing coverage to a select group of opt-in readers of PennyPicks.com or substitute list.

L. Prepare and distribute electronically a mailing announcing coverage to a select group of opt-in readers of EarningWhispers.com or substitute list.

M. Submit Client company to Promotion Alert & stockpress.com, which maintains an Internet presence designed to assist investors in tracking IR/PR campaigns of OTCBB companies. Company will also be placed on weeklystockpick.com, tipreporter.com, and more websites as we continue to add to our network of sites.

N. Offer to our membership and visitors of our website, www.otcbbprofiles.com, a free news alert service to track Client's press releases through a joint venture with EquityAlert.com.

0. Retain Client on our past profiles page until Dec. 31, 2000 as a part of this package to further increase investor awareness beyond the initial 3 months of coverage.

P. Set-up a RealMedia and/or Flash Q&A interview with CEO of company for potential investors to view. All Q&A are predetermined by the CEO. This will also be sent to the 10,000 member Opt-in mailing list which is from the online interview website and the PR announcing this will be sent through BusinessWire the largest provider of Press Releases throughout the world.

Q. Send out follow-up mailings to our members announcing Clients developments within the 3 month period to create further interest in investors as they proceed with there business model.

NOTE: Substitute Lists will be disclosed prior to use and the reason for substitute list is three fold, some lists are very productive at certain times, availability of a ad space and cost structure at the time of mailing.

2. Terms of Agreement. This agreement will be for a period of 3 months beginning at the time the Client's profile is placed on the otcbbprofiles.com website. Coverage of the client will begin on Aug. 1st. 2000. This contract must be signed and returned by Aug 10th, 2000. Payment must be received by Aug 31st, 2000.


3. Compensation. The compensation will be relevant to the close of the market on July 31st 2000 as agreed upon via our phone conversation of that date and time WE Securities, Inc. will be compensated 12,136 shares of rule 144 restricted stock. This compensation is equal to the amount of $37,500 dollars as of the close on July 31st, 2000.

4. Independent Contractor. Both the Company and the Client agree that the Company will act as an independent contractor in the performance of its duties under this contract. Accordingly, the Company shall be responsible for payment of all taxes including Federal, State and local taxes arising out of the Company's activities in accordance with this contract, including by way of illustration but not limitation, Federal and State income tax, Social Security tax, Unemployment Insurance taxes, and any other taxes or business license fee as required.

5. Confidential Information. The Company agrees that any information received by the Company during any furtherance of the Company's obligations in accordance with this contract, which concerns the personal, financial or other affairs of the Client will be treated by the Company in full confidence and will not be revealed to any other persons, firms or organizations.

THIS  SERVICE  AGREEMENT IS  ACKNOWLEDGED  AND EXECUTED AS OF THE DATE SET FORTH
ABOVE:

WE Securities, Inc.                                        eAutoclaims.com
-------------------                                        ---------------
Company                                                        Client


By: Robert J Weber                                        By:/s/ Eric Seidel
    --------------                                        -----------------
Robert J. Weber, President                                Eric Seidel, President



                               WE Securities, Inc.
                              www.wesecurities.com
                Corporate Headquarters: 725 E. Jericho Tpke. #325
                     - Huntington Station - New York - 11746
                     Phone (631) 864-7757 Fax (702) 924 9274